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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material under Section 240.14a-12


                           EDGE PETROLEUM CORPORATION
                (Name of Registrant as Specified in its Charter)

     ______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

      (1) Title of each class of securities to which transaction applies:

          ______________________________________________________________________
      (2) Aggregate number of securities to which transaction applies:

          ______________________________________________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________
      (4) Proposed maximum aggregate value of transaction:

          ______________________________________________________________________
      (5) Total fee paid:

          ______________________________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

          ______________________________________________________________________
      (2) Form, Schedule or Registration Statement No.:

          ______________________________________________________________________
      (3) Filing Party:

          ______________________________________________________________________
      (4) Date Filed:

          ______________________________________________________________________

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      Edge Petroleum Corporation, a Delaware corporation ("Edge"), and certain other persons named below may be deemed to be participants in the solicitation of proxies from Edge stockholders in respect of the proposed merger (the "Merger") of Edge Delaware Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Edge ("Merger Sub") with and into Miller Exploration Company, a Delaware corporation ("Miller"), including the issuance of Edge common stock in connection therewith, pursuant to the Agreement and Plan of Merger, dated as of May 28, 2003, among Edge, Merger Sub and Miller. The participants in this solicitation may include the directors of Edge (Thurmon Andress, John W. Elias, John Sfondrini, Vincent S. Andrews, Joseph R. Musolino, Nils P. Peterson, Stanley S. Raphael, Robert W. Shower and David F. Work); the executive officers of Edge (John W. Elias, Michael G. Long and John O. Tugwell); and C.W. MacLeod who is the Vice President, Business Development and Planning of Edge.

      As of May 28, 2003, other than Mr. Elias (who may be deemed to beneficially own approximately 5.33% of Edge common stock) and Mr. Raphael (who may be deemed to beneficially own, but disclaims ownership of, approximately 2.49% of Edge common stock), none of the foregoing participants beneficially owned individually in excess of 1% of Edge common stock. Not including Mr. Elias and Mr. Raphael, the participants, in the aggregate, beneficially owned approximately 2.8% of Edge common stock as of that date. For additional information about the interests of the foregoing participants in the transaction, please refer to the proxy statement on Schedule 14A for Edge's 2003 annual meeting of shareholders filed with the Securities and Exchange Commission ("SEC") and to the joint proxy statement/prospectus to be filed with the SEC in connection with the Merger.